                                                                  EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                       TRUSTED INFORMATION SYSTEMS, INC.

                --------------------------------------------


              FIRST:       NAME.  The name of the corporation is Trusted
Information Systems, Inc.

              SECOND:      REGISTERED OFFICE AND AGENT.  The address of the
Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

              THIRD:       PURPOSE.  The nature of the business or purposes to
be conducted or promoted by the  Corporation is as follows:

              To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to possess and exercise all of the powers and privileges granted under such law and the other laws of the State of Delaware.

              FOURTH:      AUTHORIZED CAPITAL.  The total number of shares of
capital stock which the Corporation shall have authority to issue is (i) 40,000,000 shares of Common Stock, $0.01 par value per share, and (ii) 5,000,000 shares of Preferred Stock, $0.01 par value per share.

                    (A) Common Stock. The powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of the Common Stock of the Corporation are as follows:

                           (1) The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

                           (2)      The holders of the Common Stock are
              entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

                           (3)      Dividends may be declared and paid
              on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

                           (4)      Upon the dissolution or liquidation
              of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

                    (B) Preferred Stock The Board of Directors expressly is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this

Certificate of Incorporation of the Corporation, to provide, by resolution and by filing a certificate pursuant to the Delaware General Corporation Law, for the issuance from time to time of the shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

                                  (1)      the number of shares constituting
              that series and the distinctive designation of that series;

                                  (2)      the dividend rate on the shares of
              that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                                  (3)      whether that series shall have
              voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                                  (4)      whether that series shall have
              conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                                  (5)      whether or not the shares of that
              series shall be redeemable, and, if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

                                  (6)      whether that series shall have a
              sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                                  (7)      the rights of the shares of that
              series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                                  (8)      any other relative powers,
              preferences, and rights of that series, and qualifications, limitations or restrictions on that series.

              FIFTH:   BOARD OF DIRECTORS.

               (A)     General.  Except as otherwise provided in this
Certificate of Incorporation or a certificate of designation relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be as fixed from time to time by or pursuant to the Bylaws of the Corporation (the
"By-Laws").    No director of the Corporation (a "Director") need be a
Stockholder.

               (B) Classification. The Directors, other than those who may be elected by the holders of any class or series of Preferred Stock voting separately by class or series, shall be classified with respect to the time for which they severally hold office into three separate classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible, and shall be adjusted from time to time in the manner specified in the Bylaws of the Corporation to maintain such proportionality. Each initial Director in Class I shall hold office for a term expiring at the 1999 annual meeting of stockholders. Each initial Director in Class II shall hold office initially for a term expiring at the 1998 annual meeting of stockholders. Each initial Director in Class III shall hold office for a term expiring at the 1997 annual meeting of stockholders. Notwithstanding the foregoing provisions of this Article Fifth, each Director shall serve until such Director's successor is duly elected and qualified or until such Director's earlier death, resignation or removal. At each annual meeting of stockholders, the successors to the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified or until any such Director's earlier death, resignation or removal.


               (C) Names and Addresses of Initial Directors. The names and mailing address of the persons who shall serve as Directors until their successors are duly elected and qualified are:


                       Stephen T. Walker
                       Martha A. Branstad
                       Harvey L. Weiss

                       Trusted Information Systems, Inc.
                       3060 Washington Road (Route 97)
                       Glenwood, Maryland 21738

               (D) Election, Bylaws. In furtherance of and not in limitation of powers conferred by statute, it is further provided:

                       (1) Election of Directors need not be by written ballot.

                       (2) The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws.

             SIXTH:   LIMITATION ON LIABILITY.  No Director of the Corporation
shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a Director, provided that this provision shall not limit the liability of a Director (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the Director derived an improper personal benefit.

               If the General Corporation Law of Delaware or any other statute of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of Directors of the Corporation, then the liability of a Director of the Corporation shall be limited to the fullest extent permitted by the statutes of the State of Delaware, as so amended, and such elimination or limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a Director provided by the foregoing provisions of this Sixth Article.

                          Any repeal of or amendment to this Sixth Article
shall be prospective only and shall not adversely affect any limitation on the liability of a Director of the corporation existing at the time of such repeal or amendment.

                 SEVENTH: INDEMNIFICATION. To the extent permitted by law, the Corporation shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

                          To the extent permitted by law, the Corporation may
fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

                          The Corporation may advance expenses (including
attorneys' fees) incurred by a Director or officer in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that such Director or officer is not entitled to indemnification. The Corporation may advance expenses (including attorneys' fees) incurred by an employee or agent in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Board of Directors deems appropriate.


                 EIGHTH: ACTIONS BY STOCKHOLDERS. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders, and may not be effected by any consent in writing by such stockholders, unless such consent is unanimous. Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide.


                 NINTH:   AMENDMENT.  The Corporation reserves the right to
amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and the Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

                 TENTH:   INCORPORATOR.  The name and mailing address of the
sole incorporator is Stephen T. Walker, 3060 Washington Road (Route 97), Glenwood, Maryland 21738.

                 IN WITNESS WHEREOF, the undersigned, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make, file and record this Certificate and does hereby certify that the facts herein stated are true, and accordingly hereto sets his hand this 28th day of May, 1996.


                                                 /s/ Stephen T. Walker
                                        ---------------------------------------
                                        Stephen T. Walker, Incorporator

                             CERTIFICATE OF MERGER
                                    MERGING
           TRUSTED INFORMATION SYSTEMS, INC. (A MARYLAND CORPORATION)
                                      INTO
           TRUSTED INFORMATION SYSTEMS, INC. (A DELAWARE CORPORATION)

                       PURSUANT TO SECTION 252(c) OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

         The undersigned corporation DOES HEREBY CERTIFY:

         FIRST:      That Trusted Information Systems, Inc., a corporation
organized and existing under the laws of the State of Maryland (the "Merging Corporation"), and Trusted Information Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Surviving Corporation"), agree that the Merging Corporation shall be merged with and into the Surviving Corporation.

         SECOND:     That the terms and conditions of the merger (the "Merger")
and the mode of carrying the same into effect are as set forth in that certain Agreement and Plan of Merger (the "Merger Agreement"), which was approved, adopted, certified, executed and acknowledged by both the Merging Corporation and the Surviving Corporation in accordance with, and pursuant to, the provisions of Section 252(c) of the State of Delaware General Corporation Law.

         THIRD:      That the name of the surviving corporation of the Merger
is Trusted Information Systems, Inc., a Delaware corporation, which shall continue to be named "Trusted Information Systems, Inc." after the date on which the Merger becomes effective.

         FOURTH:     That the certificate of incorporation of the Surviving
Corporation shall be the certificate of incorporation of the corporation surviving the Merger.

         FIFTH:      That the executed Merger Agreement is on file at the
principal place of business of the Surviving Corporation, and the address of such principal place of business is 3060 Washington Road (Route 97), Glenwood, Maryland 21738.

         SIXTH:      That a copy of the Merger Agreement will be furnished by
the Surviving Corporation, on request and at no cost, to any stockholder of the Merging Corporation or the Surviving Corporation.

         SEVENTH:    The total number of shares of stock of all classes that
the Merging Corporation has authority to issue is One Million (1,000,000) shares, consisting of Five Hundred Thousand (500,000) shares of voting common stock, no par value per share (the

"Class A Stock"), and Five Hundred Thousand (500,000) shares of non-voting common stock, no par value per share (the "Class B Stock").

         IN WITNESS WHEREOF, Trusted Information Systems, Inc., a Delaware corporation, the surviving corporation to the Merger, has caused this Certificate of Merger to be signed in its corporate name and on its behalf by its president and attested by the corporate secretary all as of the 31st day of May , 1996.

ATTEST:                                TRUSTED INFORMATION SYSTEMS, INC.,
                                       A DELAWARE CORPORATION (THE SURVIVING
CORPORATION)


 By:     /s/ Harvey Weiss              By:      /s/ Stephen T. Walker
     ----------------------------          -------------------------------------
     Harvey L. Weiss, Secretary            Stephen T. Walker, President and CEO





                                     - 2 -